First Financial Bancorp Investor Presentation Fourth Quarter 2014 EXHIBIT 99.1

2 Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non- payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management’s ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events. Forward Looking Statement Disclosure

Company Overview



- Founded in 1863
- Headquarters: Cincinnati, OH
- Primary Footprint: Ohio, Indiana and Kentucky
  - 106 banking centers
  - Nationwide franchise lending business
- Lines of business: commercial, consumer, wealth management, mortgage
- Target clients – individuals and small- / mid-sized businesses located in-market
  - C&I / Owner-Occupied CRE target loan size of $1mm - $15mm, and middle market businesses with up to $30mm in revenue
  - Investment real estate loan size of $1mm - $15mm





- Client-intimate strategy focused on long-term, profitable relationships
- Strong sales culture across all business lines
- Primary focus and value creation is through organic growth in key markets
- Supplement organic growth through strategic acquisitions in current footprint as well as contiguous markets
- Top 10 position in 18 / 20 MSAs[1]

2014Y Balance Sheet	
($ in millions)	
Total Assets	$ 7,218
Total Loans	$ 4,788
Total Deposits	$ 5,656
TCE Ratio	9.0%

2014Y Profitability & Asset Quality	
ROAA[2]	1.05%
ROATCE[2]	12.16%
Non-Int. Income / Operating Revenue[3]	21.9%
Efficiency Ratio[4]	64.1%
NPAs / Assets[5]	1.21%

[1] Source: SNL Financial. Ranking based on deposits as of June 30, 2014.
[2] Adjusted for acquisition-related and other items not expected to recur.
[3] Operating Revenue = Interest Income – Interest Expense + Non-Interest Income
[4] Non-Interest Expense (adjusted for acquisition-related expenses and other expenses not expected to recur) as % of Operating Revenue
[5] Includes covered / formerly covered assets.

fIRST
first financial bancorp

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4 Franchise Highlights $7.2 billion, leading community bank with 106 banking centers in Ohio, Indiana & Kentucky: #3 in Ohio and #5 in Indiana1 Well-positioned as local alternative to “big banks” in metropolitan and non-metropolitan markets Personalized service, creative marketing and employee involvement Affluent and densely populated markets with high median HHI & population growth Successful wealth management business with $2.4 billion in assets under management as of December 2014 Leading Regional Bank in Attractive and Stable Midwest Markets Conservative Risk Management & Robust Capital and Liquidity Levels Disciplined Acquirer & Experienced Integrator Highly Experienced Management Team Supported by Strong Governance Strong Franchise Value with Solid Fundamentals Strong asset quality ratios with NPAs / Assets of 1.21%3 supported by conservative underwriting standards Currently 100% of Tier 1 capital is common equity; 12.7% Tier 1 and 9.4% Leverage ratios Healthy liquidity position with 84.7% gross loans / deposits; over $1.84 billion of cash and securities on balance sheet Strong core deposit base 97 consecutive quarters of profitability and consistent performance during the financial crisis Strong core deposit franchise deployed into a comprehensive portfolio of credit products Strong loan and asset growth momentum driven by C&I and commercial, specialty finance and mortgage Solid ROAA and ROATCE of 1.05%2 and 12.16%2, respectively, during the full year 2014 Has completed 8 whole bank, FDIC and branch acquisitions since 2009 Doubled in size in 2009 through FDIC-assisted acquisitions Senior management has extensive experience in banking and exemplary track record Highly active in the community Board comprised of tenured and well-regarded business people Chairman / CEO separation * All figures as of December 31, 2014, except where noted. 1 Ranking based on deposits as of June 30, 2014. Community banks defined as less than $25bn in assets. 2 Adjusted for acquisition-related and other items. 3 Includes covered / formerly covered assets

Entrance to the Columbus, Ohio Market



Schererville
Fort Wayne
INDIANA
Lafayette
OHIO
Columbus
Indianapolis
Dayton
Cincinnati
Edgewood
KENTUCKY

(Dollars in millions)	The First Bexley Bank	Insight Bank	The Guernsey Bank	Total
Purchase consideration	$ 44.5	$ 36.6	$ 16.0	$ 97.1
Total loans acquired	314.8	219.0	72.4	606.3
Total assets acquired	341.5	251.1	134.7	727.3
Total deposits assumed	273.9	179.3	115.4	568.6
Total liabilities assumed	315.3	230.8	126.8	672.9
Goodwill recorded	18.3	16.3	8.1	42.7

Columbus MSA Market Highlights[1]

- Third fastest growing metropolitan market in the Midwest
- Population of 1.9 million with projected growth of 4.3% through 2017 – highest in Ohio
- Diverse economy anchored by 15 Fortune 1000 companies

Pro Forma Deposit Market Share
Columbus MSA
FDIC Deposit Data as of June 30, 2014 - Holding Company Level

Rank	Name	City, State	Number of Branches	Total Deposits ($000s)	Market Share (%)
1	Huntington Bancshares Inc.	Columbus, OH	88	14,879,171	30.2
2	JPMorgan Chase & Co.	New York, NY	76	11,882,831	24.1
3	PNC Financial Services Group Inc.	Pittsburgh, PA	64	6,053,810	12.3
4	Fifth Third Bancorp	Cincinnati, OH	57	4,584,416	9.3
5	KeyCorp	Cleveland, OH	26	2,052,124	4.2
6	Park National Corp.	Newark, OH	33	1,906,923	3.9
7	U.S. Bancorp	Minneapolis, MN	44	1,367,048	2.8
8	**First Financial Bancorp.**	**Cincinnati, OH**	**5**	**541,724**	**1.1**
9	Heartland BancCorp	Gahanna, OH	12	528,971	1.1
10	FirstMerit Corp.	Akron, OH	11	498,081	1.0
	Other institutions		142	5,046,009	10.2
	Market total		558	49,341,108	100.0

Source: SNL Financial LC

first financial bancorp

[1] Source: the Columbus Chamber, SNL Financial LC

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6 2015 Strategic Priorities Achieve growth through deepening relationships with and retaining current clients as well as redefining our approach in our metropolitan markets Develop standard and repeatable processes to ensure consistent delivery of our client service experience and improved operational efficiency Define and execute optimal allocation of resources between our physical and electronic channels Manage risk effectively in light of the ever-changing economic and regulatory environments Deploy capital in an opportunistic, risk-appropriate manner Actively manage our balance sheet and produce consistently strong earnings Proactively develop the pipeline of leadership talent needed to take us to the next level Fully integrate the operations, processes, products and culture of acquired financial institutions

7 Fourth Quarter & Full Year 2014 Financial Highlights Fourth quarter net income of $18.6 million, or $0.30 per diluted common share; $0.32 per diluted common share adjusted for the impact of non-operating items YTD net income of $65.0 million, or $1.09 per diluted common share; $1.18 adjusted for non- operating items Continued solid performance during the fourth quarter Return on average assets of 1.07% adjusted for non-operating items Return on average tangible common equity of 12.24% adjusted for non-operating items Total loan growth of $813.7 million, or 20.5%, during the year Total deposit growth of $818.2 million, or 16.9%, during the year Quarterly net interest margin increased 1 bps to 3.67% (3.72% FTE) Full-year 2014 net interest margin was 3.71% (3.76% FTE) Impact of covered / formerly covered loan portfolio runoff is becoming less significant Board of directors announced 6.7% dividend increase in the quarterly dividend to $0.16 per share Entered the attractive Columbus, Ohio market 5 acquired banking centers & successfully completed all core system conversions Total acquired loans of $606 million, net of estimated fair value marks Total acquired deposits of $569 million, net of estimated fair value marks

8 Adjusted Pre-Tax, Pre-Provision Income Trend Adjusted pre-tax, pre-provision (“PTPP”) income represents income before taxes plus provision for all loans less FDIC loss sharing income and accelerated discount adjusted for significant non-operating and non-recurring items Fourth quarter adjusted PTPP income increased $1.2 million compared to the linked quarter on higher net interest income resulting from organic asset generation as well as the continued impact of the Columbus, Ohio acquisitions

9 Components of Net Interest Income Net interest margin increased 1 bp during the fourth quarter to 3.67% Quarterly average balance of loans increased 7.9% while the portfolio yield declined 5 bps to 4.63% (1) Quarterly average investment balances decreased 2.9% while the portfolio yield increased 3 bps to 2.40% Cost of interest bearing deposits remained low at 0.45% (1) Includes loans held for sale, nonaccrual loans and the FDIC indemnification asset

Credit Product Diversity

- During the fourth quarter, the Company's comprehensive set of credit products produced solid loan growth driven though multiple channels led by specialty finance, commercial, commercial real estate, franchise finance lending and residential mortgage lending

Category *(Dollars in thousands)*	As of December 31, 2008	Percent of Portfolio	As of September 30, 2014 [1]	Percent of Portfolio	As of December 31, 2014 [2]	Percent of Portfolio
Commercial and CRE	$1,887,382	70.3%	$2,938,688	62.1%	$2,957,221	61.9%
Franchise finance	-	0.0%	517,156	10.9%	523,619	11.0%
Business credit	-	0.0%	167,969	3.5%	171,647	3.6%
Equipment finance	50	0.0%	87,892	1.9%	94,287	2.0%
Total commercial lending	**1,887,432**	**70.3%**	**3,711,705**	**78.4%**	**3,746,773**	**78.4%**
Residential mortgage	383,599	14.3%	499,700	10.6%	507,542	10.6%
Home equity	286,110	10.7%	486,569	10.3%	485,318	10.2%
Other consumer	126,119	4.7%	72,802	1.5%	78,201	1.6%
Total consumer lending	**795,828**	**29.7%**	**1,059,071**	**22.4%**	**1,071,062**	**22.4%**
Loan mark / other	-	0.0%	(37,682)	(0.8%)	(40,600)	(0.8%)
Total loans	$2,683,260	100.0%	$4,733,094	100.0%	$4,777,235	100.0%

[1] Includes unpaid principal balance of all uncovered loans and covered & formerly covered loans considered likely to retain
[2] Includes unpaid principal balance of all uncovered loans and all covered & formerly covered loans

FIRST
first financial bancorp
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11 Loan Composition Total loans essentially unchanged compared to linked quarter. Solid growth in CRE and lease financing portfolios offset by continued runoff of the covered & formerly covered loan portfolios. Strong quarter over quarter growth in average balances related to full quarter impact of Columbus, OH acquisitions and strong third quarter originations. 1 Excludes loan mark / other of ($40.6) million associated with covered & formerly covered loans Total Loans – $4.8 billion1 As of December 31, 2014 (Dollars in millions)

12 Commercial Lending C&I / Owner Occupied CRE Investment Real Estate Target loan size is $1 million to $15 million, with flexibility to increase based on relationship criteria Increased focus on middle market business clients (generally up to $30 million of revenue) Specialty finance designed to expand product set and increase client base Business banking and SBA lending for smaller businesses Target loan size is $1 million to $15 million, with flexibility to increase based on relationship criteria Regional and local developers and investors Dedicated ICRE sales team of experts Interest rate risk management tools Total Commercial Loans - $3.7 billion1 As of December 31, 2014 (Dollars in millions) 1 Includes unpaid principal balance of covered / formerly covered loans and excludes loan mark associated with these loans

Specialty Banking Overview Three Specialty Lines of Business First Franchise Capital First Financial Business Capital First Financial Equipment Finance Primary Product Offerings Restaurant Franchises - Equipment & Real Estate Asset Based Lending, Cash Flow & Mezzanine Lending Equipment Finance Contribution $782 million in combined balances outstanding 21% of Commercial Loans / 16% of Total Loans Niche portfolios with generally higher yields, spreads & fees Continued strong growth expected in 2015 Well-established & experienced senior leadership team 13 Specialty Banking Loans – $782 million As of December 31, 2014 (Dollars in millions)

14 Consumer Lending Consumer lending focused primarily on residential mortgage, home equity and credit cards Serving consumer households in Ohio, Indiana and Kentucky markets Mortgage loan originators located across footprint with concentrations in Cincinnati, Columbus, Dayton, Fort Wayne and Indianapolis Total Consumer Loans - $1.1 billion1 As of December 31, 2014 (Dollars in millions) 1 Includes unpaid principal balance of covered / formerly covered loans and excludes loan mark associated with these loans

15 Deposit Composition Total deposits increased $122.7 million, or 2.2%, during the quarter Average total deposits increased $442.8 million, or 8.5%, during the quarter Increases primarily driven by $569 million of deposits from acquisitions The total cost of deposit funding during the quarter remained low at 35 bps Non-time deposit balances represent 78% of the total base New products introduced to support growth and increase client share of wallet Commercial and consumer indexed money market accounts Relationship CD pricing Total Deposits – $5.7 billion As of December 31, 2014

16 Delivery Channels and Product Innovation Deliver a consistent brand experience in a cost-effective manner Upgrades to all on-line & mobile banking platforms in 2015 Enhancements to Small Business Analyzer tool coming soon Project to re-design public website is currently under way Client usage of mobile and on-line channels has increased significantly eStatement adoption increased 39% in 2014 Mobile deposit capture (SnapDeposit) averages 10k deposits / month 1 million+ on-line / mobile banking log-ins per month Have opened more than 2,000 accounts via Online Account Opening

17 Wealth Management Business Overview 2014 WM Revenue as a % of Total Noninterest Income* 2014 Revenue by Primary Unit $2.4 billion of assets under management at December 31, 2014 Fee income generated through our three main business units represented 28% of First Financial’s 2014 noninterest income *excludes FDIC indemnification income and accelerated discount from paid in full loans (Dollars in thousands)

18 Capital Management Long-term capital return target to shareholders of 60% - 80% of earnings through combination of dividends and share repurchases Quarterly dividend of $0.16 per share Translates into yield of 3.4% compared to current peer median dividend yield of 2.4% Announced a share repurchase plan targeting one million shares annually beginning fourth quarter 2012 Repurchased 1,250,900 total shares to date under the plan Suspended repurchases in early 2014 due to increasingly active M&A environment Established long-term capital targets based on Basel III analysis and impact Tier 1 leverage ratio of 8.0% Common equity tier 1 capital ratio of 9.0% Tier 1 capital ratio of 10.5% Total capital ratio of 12.5% Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); Dividend valuation data as of February 18, 2015.

19 Capitalization Primary component of capital is common equity Capitalization levels have declined as company deployed capital through organic growth and recent acquisitions in addition to the strong return of capital to shareholders Long-term goal is to deploy capital above target levels though growth initiatives 10.38% 10.33% 10.40% 11.11% 10.38%7.96% 8.06% 8.28% 8.12% 8.39% 3Q10 4Q1 1Q11 2Q1 3Q11 First Financial Peer Group Median Peer Group comprised of the component banks within the KBW Regional Bank Index (49 total companies excluding First Financial); based on most recent financial information as of February 18. 2015. Source: Peer Group median data obtained from SNL Financial

20 Credit Quality Credit quality metrics updated during fourth quarter to reflect the expiration of FDIC loss sharing coverage on non-single family assets effective October 1, 2014. Allowance and loan marks both provide protection against credit-related losses The ratio of ALLL + Loan Marks – Indemnification Asset to Total Loans of 1.51%, as of December 31, 2014, is the most relevant measure of the overall coverage against potential credit losses Net charge offs remain low by historical standards Select Credit Metrics (Dollars in thousands) 4Q14 * 3Q14 2Q14 1Q14 4Q13 NPLs / total loans 1.35% 1.24% 1.23% 1.35% 1.50% NPAs / total assets 1.21% 0.90% 0.89% 0.95% 1.13% Allowance for loan & lease losses / total loans 1.11% 0.95% 1.15% 1.19% 1.25% ALLL & loan marks net of indemnification asset / total loans 1.51% * * * * Annualiz d NCOs / average loans & leases 0.27% 0.07% 0.11% 0.23% 0.41% Total classified assets ^ 154,804$ 105,914$ 103,799$ 103,471$ 110,509$ % increase / (decrease) 46.2% 2.0% 0.3% (6.4%) (8.2%) * Amounts reclassif ied in the fourth quarter of 2014 due to the expiration of FDIC loss sharing coverage on non-single family assets effective October 1, 2014 ^ Beginning 4Q14, includes $45.7 million related to covered / formerly covered assets Excluding Covered Assets

Appendix Investor Presentation Fourth Quarter 2014

Financial Highlights

		2008	2009	2010	2011	2012	2013	2014
Balance Sheet	($mm)							
	Assets	$3,699	$6,658	$6,250	$6,672	$6,497	$6,417	$7,218
	Loans	2,687	4,836	4,327	4,047	3,943	3,972	4,788
	Deposits	2,784	5,351	5,146	5,643	4,956	4,838	5,656
	Shareholders' Equity	348	650	697	712	710	682	784
	Tangible Common Ratio	6.5%	7.8%	10.3%	9.2%	9.5%	9.2%	9.0%
	Gross Loans / Deposits	96.5	90.4	84.1	71.7	79.6	82.1	84.7
Income Statement	($mm)							
	Net Interest Income	$116	$176	$276	$264	$253	$228	$229
	Non-Interest Income	52	405	147	143	122	74	64
	Non-interest Expense	115	171	234	218	222	225	196
	Income before Income Taxes	33	354	92	105	104	68	95
	Net Income	23	221	59	67	67	48	65
Profitability	ROAA[1]	0.67%	0.64%	0.91%	1.06%	1.07%	1.05%	1.05%
	ROATCE[1]	8.2	6.4	9.35	11.01	11.01	11.03	12.16
	Net Interest Margin (FTE)	3.77	4.08	4.68	4.57	4.39	4.01	3.76
	Efficiency Ratio[1]	67.8	63.9	53.7	52.3	59.1	63.1	64.1

[1] 2009 adjusted to exclude bargain purchase gain related to FDIC-assisted acquisition of Irwin Union Bank. For the periods starting in 2013, adjusted for acquisition related expenses, expenses related to efficiency initiatives, gains related to banking center closings, legal settlement expenses, gains on sales of investment securities, gain on sales of non-mortgage loans, employee benefit expenses, and FDIC indemnification asset valuation adjustments.

FIRST
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Adjusted Pre-Tax, Pre-Provision Income

(Dollars in thousands)	For the three months ended December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Pre-tax, pre-provision income [1]	$ 28,462	$ 23,647	$ 22,422	$ 21,660	$ 1,947
Less: accelerated discount on covered loans [3]	1,759	789	621	1,015	1,572
Plus: loss share and covered asset expense [2]	615	(431)	1,863	1,602	2,441
Pre-tax, pre-provision income, net of accelerated discount and loss on covered OREO	27,318	22,427	23,664	22,247	2,816
Less: gain on sales of investment securities	20	-	-	50	-
Less: other income not expected to recur	-	97	-	-	-
Plus: pension settlement charges	-	-	-	-	462
Plus: expenses related to efficiency initiative	123	309	(59)	350	1,450
Plus: FDIC indemnification asset valuation adjustment	-	-	-	-	22,417
Plus: acquisition-related expenses	1,315	4,182	517	620	284
Plus: other expenses not expected to recur	41	728	-	465	-
Adjusted pre-tax, pre-provision income	$ 28,777	$ 27,549	$ 24,122	$ 23,632	$ 27,429

[1] Represents income before taxes plus provision for all loans less FDIC loss sharing income

[2] Reimbursements related to losses on covered and formerly covered OREO and other credit-related costs are included in FDIC loss sharing income, which is excluded from the pre-tax, pre-provision income above

[3] Represents accelerated discount on covered and formerly covered loans

FIRST

first financial bancorp

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24 Investment Portfolio Investment portfolio represents 24.4% of total assets Yield earned on portfolio increased by 3 bps to 2.40% from 2.37% for the linked quarter Overall duration of the portfolio declined to 3.4 years from 3.7 years at the end of the third quarter As of December 31, 2014 Category Held-to- Available-for- Other Percent (Dollars in thousands) Maturity Sale Investments Total of Portfolio Debt obligations of the U.S. Government -$ 19,714$ -$ 19,714$ 1.1% Debt obligations of U.S. Government Agency 17,570 11,881 - 29,451 1.7% Residential Mortgage Backed Securities Pass-through securities: Agency fixed rate 73,932 79,573 - 153,505 8.7% Agency adjustable rate 140,268 13,635 - 153,903 8.7% Non-Agency fixed rate - 8,240 - 8,240 0.5% Collateralized mortgage obligations: Agency fixed rate 308,874 236,696 - 545,570 31.0% Agency variable rate - 90,549 - 90,549 5.1% Agency collateralized and insured municipal securities 82,280 99,728 - 182,008 10.3% Commercial mortgage backed securities 237,870 121,145 - 359,015 20.4% Municipal bond securities 2,405 26,766 - 29,171 1.7% Corporate securities 4,797 69,278 - 74,075 4.2% Asset-backed securities - 54,840 - 54,840 3.1% Regulatory stock - - 47,227 47,227 2.7% Other - 8,423 5,399 13,822 0.8% 867,996$ 840,468$ 52,626$ 1,761,090$ 100.0%

25 Funding Structure and Cost of Funds Average Balances – Total Interest Bearing Liability Composition Average Balances – Deposit Composition Total Cost of Funds (1) Not included in cost of funds calculation Total Cost of Deposits Co s t of F u n d s 0.37% 0.39% 0.40% 0.44% 0.28% 0.29% 0.32% 0.35% 0.00% 0.00% 0.00% 0.00% 0.12% 0.11% 0.11% 0.10% 0.20% 0.23% 0.26% 0.31% 0.94% 0.98% 0.97% 1.02%

First Financial Bancorp Investor Presentation Fourth Quarter 2014